Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 17 to Registration Statement No. 33-22462 on Form N-1A of our report dated December 14, 2001 appearing in the October 31, 2001 Annual Report of Merrill Lynch Global Allocation Fund, Inc., and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 13, 2002